Exhibit 99.1

GigCapital3 Stockholders Approve Business Combination with Lightning eMotors

PALO ALTO, Calif. and LOVELAND, Colo. – April 22, 2021 – GigCapital3, Inc. (“GigCapital3”) (NYSE: GIK, GIK.U, and GIK.WS) announced that its stockholders approved all proposals related to the previously announced business combination (the “Business Combination”) with Lightning eMotors at a special meeting of stockholders held on April 21, 2021. More than 98% of the votes cast at the meeting on the Business Combination proposal, representing approximately 56% of GigCapital3’s outstanding shares, voted to approve the Business Combination. A Form 8-K disclosing the full voting results is expected to be filed with the Securities and Exchange Commission.

The parties are working to finalize the closing date of the Business Combination. Following closing, the combined company will be known as Lightning eMotors Inc. and its common stock and warrants will trade on the New York Stock Exchange under the new symbols “ZEV” and “ZEV.WS”, respectively. At the closing of the Business Combination, each existing GigCapital3 unit will separate into its components consisting of one share of common stock under the new symbol “ZEV” and three-quarters of one warrant under the new symbol “ZEV.WS” and, as a result, the GigCapital3 units will no longer trade as a separate security.

GigCapital3 has received elections to redeem approximately 29% of its outstanding shares, which will leave approximately $143 million in the trust account. After the redemptions and prior to payment of transaction expenses, Lightning eMotors expects to receive approximately $268 million in gross proceeds at the time of the Business Combination, which includes $125 million in expected gross proceeds from the issuance of equity and convertible financings in a Private Investment in Public Equity (PIPE) transaction, including a commitment from BP Technology Ventures and other leading institutional investors.

About Lightning eMotors

Lightning eMotors has been providing specialized and sustainable fleet solutions since 2009, deploying complete zero-emission-vehicle (ZEV) solutions for commercial fleets since 2018 – including Class 3 cargo and passenger vans, Class 4 and 5 cargo vans and shuttle buses, Class 6 work trucks, school buses, Class 7 city buses, and Class A motor coaches. The Lightning eMotors team designs, engineers, customizes and manufactures zero-emission vehicles to support the wide array of fleet customer needs including school buses and ambulances, with a full suite of telematics, analytics and charging solutions to simplify the buying and ownership experience and maximize uptime and energy efficiency. To learn more, visit https://lightningemotors.com.

About GigCapital Global and GigCapital3, Inc.

GigCapital Global (“GigCapital”) is a Private-to-Public Equity (PPE) technology, media, and telecommunications (TMT) focused investment group led by an affiliated team of technology industry corporate executives and entrepreneurs, and TMT operational and strategic experts in the private and public markets, including substantial, success-proven M&A and IPO activities. The group deploys a unique

Mentor-Investors™ methodology to partner with exceptional TMT companies, managed by dedicated and experienced entrepreneurs. GigCapital was launched in 2017 with the vision of becoming the lead franchise in incepting and developing TMT Private-to-Public Equity (PPE) companies. For more information, visit www.gigcapitalglobal.com or https://www.GigCapital3.com/.

GigCapital3, Inc. is one of GigCapital’s Private-to-Public Equity (PPE) companies.

“Private-to-Public Equity (PPE)” and “Mentor-Investor” are trademarks of GigFounders, LLC, used pursuant to agreement.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding the business combination between GigCapital3 and Lightning eMotors and its closing, and the expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the business combination, the future business plans of the Lightning eMotors and GigCapital3 management teams, and Lightning eMotors’ revenue growth and financial performance, facilities, product expansion, services and product shipments and capabilities. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of GigCapital3 and/or Lightning eMotors in light of their respective experience and their perception of historical trends, current conditions and expected future developments and their potential effects on Lightning eMotors and GigCapital3 as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting Lightning eMotors or GigCapital3 will be those that the parties have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the ability of the post-combination company to meet the NYSE listing standards, product and service acceptance and that Lightning eMotors will have sufficient capital upon the approval of the transaction to operate as anticipated. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of GigCapital3’s filings with the SEC, and in GigCapital3’s current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to GigCapital3 and/or Lightning eMotors as of the date hereof, and GigCapital3 and Lightning eMotors assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts

For GigCapital3 Investor / Media Relations:

Brian Ruby, ICR

Brian.ruby@icrinc.com

For Lightning eMotors

Investors:

InvestorRelations@lightningemotors.com

Media:

PressRelations@lightningemotors.com